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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 333-17029, 333-58955, 333-87183 and 333-91607) pertaining to the
1996 Equity Incentive Plan, Employee Stock Purchase Plan, 1996 Non-Employee Directors' Stock Option Plan, Non-Plan Option Grants and the 1999 Non-Officer Equity Incentive Plan and in the Registration Statements (Forms S-3, No. 333-41649, 333-50505 and 333-87185) of Aviron of our report dated February 17, 2000, with respect to the financial statements of Aviron included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                       /s/ Ernst & Young LLP

Palo Alto, California
March 7, 2000